EXHIBIT  99.1

 AMENDMENT TO LOAN AGREEMENTS

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“Amendment”) is made and entered into as of this 8th day of December, 2010, by and among Lightning Poker, Inc., a Pennsylvania corporation (the “Company”) and The Co-Investment Fund II, L.P. (the “Lender”).

WITNESSETH:

WHEREAS, the Company and the Lender have heretofore entered into  Loan Agreements dated as of July 27, 2006 as amended, January 31, 2007 as amended,  June 27, 2007 and June 30, 2008 (the “Loan Agreements) and

WHEREAS, the Company and the Lender desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

1.	Defined Terms. All capitalized terms used in this Amendment and not defined herein shall have the meanings given to them in the Loan Agreements and the Amendment.

2.
Amendment. The Loan Agreements, the Promissory Notes that form part of the Exhibits thereto are hereby amended to extend the date upon which the Promissory Notes and accrued interest shall be deemed paid in full to June 30, 2012.

3.	Loan Documents. Except as expressly amended by the terms of this Amendment, all of the terms, conditions and provisions of the Loan Documents shall remain in full force and effect.

WITNESS the due execution of this Amendment as of the day and year first above written.

Lightning Poker, Inc.

By: /s/ R.D. Ciunci

Title: Chief Financial Officer

LENDER

The Co-Investment Fund II, L.P.

By: Co-Invest Management II. L.P.
       its general partner

By: Co-Invest Capital Partners, Inc.
       Its general partner

By: /s/ Brian K. Adamsky

Title:  CFO& Treasurer